Exhibit 10.45

                    ADVERSE DEVELOPMENT REINSURANCE AGREEMENT

THIS AGREEMENT is effective on [ ] (the effective date of the initial public offering of XLCA's parent, referred to herein as the "IPO Date") and is made and entered into by and between XL Capital Assurance Inc., a New York insurer (hereinafter called the "Company" or "XLCA") and XL Reinsurance America Inc., a New York insurer (hereinafter called the "Reinsurer" or "XLRA").

         In consideration of the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                    COVERAGE

         Subject to the terms, conditions, and limitations of this Agreement, the Reinsurer agrees to indemnify the Company on an aggregate excess of loss basis for Aggregate Adverse Development up to the Maximum Liability Amount on the Subject Business (as each such term is defined in Article V).

         No payments shall be made under this Agreement unless the Company has first paid Ultimate Net Loss in an amount in excess of the Retained Reserves. Under no circumstances shall the total liability of the Reinsurer under this Agreement exceed the Maximum Liability Amount (as that term is defined in Article V).

         Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement except as provided in Article XIX.


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                                   ARTICLE II
                                      TERM

         This Agreement shall remain in full force and effect until the expiry of all liabilities under this Agreement or Commutation as provided for in
Article IX.

         The provisions of this Agreement shall continue to apply to all obligations and liabilities of the parties incurred hereunder to the end that all such obligations and liabilities shall be fully performed and discharged.

                                   ARTICLE III
                                    TERRITORY

         The territorial scope of this Agreement shall be worldwide.

                                   ARTICLE IV
                                   [RESERVED]

                                    ARTICLE V
                                   DEFINITIONS

         The following definitions shall apply in respect of all use of the defined terms in this Agreement:

A. "Aggregate Adverse Development" shall mean any increase in Total Incurred (as defined herein) on the Subject Business that will result in Ultimate Net Loss in an amount exceeding the Retained Reserves.

B. "Affiliate" shall mean a person which, directly or indirectly, owns at least 10% but less than 50% of the financial guaranty insurance corporation or which is at least ten percent but less than fifty percent, directly or

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         indirectly, owned by a financial guaranty corporation.  Such definition is set forth in Section 6901(c) of the New York Insurance Laws and may be amended from time to time.

C.       RESERVED

D.       RESERVED

E. "Loss Adjustment Expense" shall mean expenses of the Company, including all court costs, fees and expenses; fees for service of process; fees to attorneys; cost of undercover operative and detective services; fees and expenses for financial advisors, attorneys, third party servicers and consultants; fees of independent adjusters or attorneys for investigation or adjustment of claims beyond initial investigation, cost of employing experts for preparation of reports, photographs, diagrams, chemical or physical analysis or for advice, opinion or testimony concerning claims under investigation or in litigation; costs for legal transcripts of testimony taken at coroner's inquests, criminal or civil proceedings; costs for copies of any public records; costs of depositions and court reported or recorded statements; and any other similar fees; cost or expense reasonably chargeable to the investigation, negotiation, settlement or defense of a claim or loss or to the protection and perfection of the subrogation rights of any insured covered by the policies relating to the Subject Business. This amount shall not include overhead expenses of Company or salaries or expenses of persons employed by the Company in an administrative or supervisory capacity, nor for ordinary office expenses of the Company.

F.       "Maximum Liability Amount" shall mean $[ * ].

G.       RESERVED

H. "Retained Reserves" shall mean the Company's (a) gross case reserves of $[ * ], calculated as of June 30, 2006 and (b) loss adjustment expense

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         reserve of $[ * ] arising from the Subject  Business as of the IPO Date
         before   giving   consideration   to  this   Agreement,   after  giving
         consideration to the Third Amended and Restated Facultative Quota Share Reinsurance Treaty, dated as of July 1, 2006 (the "XLCA/XLFA Treaty"), between XLCA and XL Financial Assurance Ltd , and before giving effect to any other third-party reinsurance.

I. "Subject Business" shall mean risks attaching under (a) Financial Guaranty Insurance Policy [ * ] (Attached hereto as Exhibit A) and (b) Financial Guaranty Insurance Policy [ * ].

J. "Term" shall mean the period from the IPO Date until the expiry of all liabilities under this Agreement, both days inclusive, in which increases to the Aggregate Adverse Development are eligible for coverage under this Agreement.

K. "Total Incurred" shall mean the sum of (i) Ultimate Net Loss paid after the IPO Date plus (ii) case reserves for Ultimate Net Loss unpaid.

L. "Ultimate Net Loss" shall mean: (i) the actual amount the Company has paid or has become liable to pay and all Loss Adjustment Expenses with respect to the Subject Business and (ii) one hundred percent (100%) of the amount of any Extra Contractual Obligations and one hundred percent (100%) of the amount of any Excess Limits Liability (as each such term is defined in Article V), after giving effect to the XLCA/XLFA Treaty, but before any other third-party reinsurance and before all salvages and subrogations that are actually received by the Company.

         All salvages, recoveries, or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and pursuant to
         Article XIV and all necessary adjustments shall be made by the parties hereto, provided always that nothing in this definition shall be construed to mean

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         that Ultimate Net Loss under this  Agreement is not  recoverable  until the Company's Ultimate Net Loss has been ascertained.

                                   ARTICLE VI
            EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY

         This Agreement shall cover any losses arising from Extra Contractual Obligations and Excess Limits Liability.

         "Extra Contractual Obligations" as used in this Agreement shall mean those liabilities not covered under any other provision of this Agreement, including third party claims against the Company, which arise from the handling of any claim on business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the limit of the policies relating to the Subject Business, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action, all as determined by the Company in its sole discretion.

         "Excess Limits Liability" as used in this Agreement shall mean damages payable in excess of the limit of the policies relating to the Subject Business as a result of alleged or actual negligence, fraud, or bad faith in failing to settle and/or rejecting a settlement within the limit of the policies relating to the Subject Business, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action. Excess Limits Liability is any amount for which the Company would have been contractually liable to pay, as determined by the Company in its sole discretion, had it not been for the limits of the reinsured policy.

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         The date on which any Extra Contractual Obligation and/or Excess Limits
Liability is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.

         In the event any provision of this Article VI is rendered illegal or unenforceable by the laws, regulations, or public policy of any jurisdiction, such provision shall be considered void as respects that jurisdiction only, and such a consideration shall not affect the validity or enforceability of any other provision of this Article VI in that jurisdiction nor the enforceability of such provision in any other jurisdiction.

         In no event shall coverage be provided to the extent that such coverage is not permitted under New York Law.

                                   ARTICLE VII
                              REINSURANCE PREMIUM

         In consideration of coverage provided hereunder, the Company shall pay to the Reinsurer Reinsurance Premium on an installment basis in accordance with Schedule A.

                                  ARTICLE VIII
                                   [RESERVED]

                                   ARTICLE IX
                                   COMMUTATION

         This Agreement may be commuted upon the mutual agreement of the Parties and the approval of the New York Department of Insurance. Upon any commutation the Reinsurer will receive a full and final release from all past, current and future liability under or related to this Agreement.

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

                                    ARTICLE X
                             REPORTS AND REMITTANCES

A. As respects the Subject Business, the Company shall furnish to the Reinsurer within forty-five (45) days after the end of each calendar quarter:

         1. The quarterly account of Ultimate Net Loss paid as of the end of the calendar quarter and on a cumulative basis from the effective date of this Agreement; and

         2. The Company's estimate of case reserves for Ultimate Net Loss unpaid as of the end of the calendar quarter.

B. Within thirty (30) days following receipt of Company's quarterly report as called for above, the Reinsurer shall pay to the Company the positive amount, if any, by which paid Ultimate Net Loss from the effective date of this Agreement through the end of the calendar quarter, both dates inclusive, exceed the Retained Reserves, minus any Ultimate Net Loss (net of any Ultimate Net Loss overpayments paid by the Company) previously paid by the Reinsurer under this Agreement. If the Reinsurer shall dispute the amount owing by the debtor party as set forth in the report, the debtor party nevertheless shall pay the amount in dispute to the creditor party as provided in this paragraph pending resolution of the dispute as provided in this Agreement.

C. Notwithstanding the foregoing, at the option and upon the demand of the Company, when the amount due in the aggregate as a result of any payment(s) on a claim under the policies relating to the Subject Business ("Policy Payment") exceeds US $500,000., the Company shall be paid by special remittance within five (5) business days upon receipt of a special

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         account,  which shall be prepared by the Company and shall  contain all relevant details in connection with the claim.

D. If the Reinsurer is required to post security pursuant to Article XVIII, the quarterly report shall include the amount of security required.

E. In addition to the foregoing, as soon as reasonably possible following the end of each calendar year, at the Reinsurer's request the Company shall provide the Reinsurer with a copy of the Company's Annual Report and/or statutory Annual Statement.

                                   ARTICLE XI
                  LOSS SETTLEMENTS AND LOSS ADJUSTMENT EXPENSES

         The Company shall be the sole judge as to what shall constitute a claim or loss covered under the Subject Business. The Company shall, in its sole discretion, monitor, evaluate, negotiate, adjust, investigate, settle, defend or compromise all claims or potential claims and all losses or potential losses, including Extra Contractual Obligations and Excess Limits Liability. All such negotiations, adjustments, investigations, settlements, defenses and compromises shall be unconditionally binding on the Reinsurer. In addition to amounts paid in settlement of losses, the Reinsurer shall be liable for its proportionate share of all reasonable Loss Adjustment Expenses. The Reinsurer shall have the right, at its own expense and upon prior written notice to the Company, to become associated in any suit, litigation or action relating to the Subject Business and retain counsel and advisors of their own choice.

         The Company or the Reinsurer, as the case may be, shall at all times use reasonable best efforts to keep the Reinsurer or the Company, as the case may be, apprised of the status of any material events with respect to the Subject Business.

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

         Further, the Company shall provide, without limitation, the following surveillance services to the Reinsurer as part of the Company's discharging of its own obligations under the policies for the benefit of the Company and consistent with its fiduciary duties to its reinsurers: (a) preparation for and with the consent of the Reinsurer, representation of the interest of the Reinsurer at and follow up on matters arising from any meetings with third parties relating to the Subject Business; (b) participation in quarterly reserving work-up discussions to develop a recommendation on reserves related to the Subject Business; and (c) preparation of reports as necessary to update the Reinsurer on workout matters. The Reinsurer shall be liable for its share of all reasonable Loss Adjustment Expenses paid or incurred by the Company in connection with such surveillance services.

                                   ARTICLE XII
                               FOLLOW THE FORTUNES

A. The Reinsurer's liability shall attach simultaneously with that of the Company and shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, the exact proportion of premium paid to the Company without any deductions for brokerage and to the same modification, alterations and cancellations as the policies, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies, follow the underwriting fortunes of the Company and the Reinsurer shall be bound, without limitation, by any payments and settlements entered into by the Company in good faith.

B. Nothing shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

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                                  ARTICLE XIII
                                     OFFSET

         In the event of insolvency of either the Company or the Reinsurer, offset shall be permitted in accordance with the terms of this Article and as otherwise permitted by Section 7427 of the Insurance Law of the State of New York. Subject to the foregoing, each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other party hereto under this Agreement or under any other agreement heretofore or hereafter entered into by and between them, and may offset the same against any balance or balances due or to become due to the former from the latter under the same or any other agreement between them; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as Company or as Reinsurer, in which each party acted under the agreement or, if more than one, the different agreements involved.

                                   ARTICLE XIV
                             SALVAGE AND SUBROGATION

         In the event of any salvage and/or subrogation received in respect of claims and settlements under the policies relating to the Subject Business, the salvage and/or subrogation shall be coordinated under this and other applicable reinsurance of the Subject Business by reference to the order of Company's reinsurance cessions under the definition of Article V H, Retained Reserves. First, the salvage and/or subrogation shall be paid with respect to the reinsurance contract or contracts which are obligated to pay Company first on the Subject Business for amounts in excess of that reinsurer's held reserves as of

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June 30, 2006 (the "Held  Reserves").  Once such amounts paid by such reinsurers in excess of their respective Held Reserves have been fully reimbursed, any additional subrogation and/or salvage shall then be applied to the amount of each such reinsurer's Held Reserves, starting with the reinsurer of the Subject Business whose obligation to pay Company occurs last and proceeding to the reinsurer so obligated to pay first. If two or more reinsurers have obligations to pay Company on the Subject Business which occur simultaneously, the subrogation and/or salvage shall be divided between them in proportion to the amount each of them is obligated to pay as a part of the amount of their combined obligation to pay.

         The Company hereby agrees to enforce such subrogation rights as it may obtain by virtue of payments made under the policies relating to the Subject Business, but in case it shall refuse or neglect to do so, Reinsurer is hereby authorized and empowered to bring any appropriate action to enforce such rights.

         All subrogation recoveries, other recoveries, salvage or payments made subsequent to the payment of claims hereunder shall be applied as if made before such payment of claims and shall be made as soon as practicable.

                                   ARTICLE XV
                          DELAYS, ERRORS, AND OMISSIONS

         Any inadvertent delay, error, or omission made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability that would have attached had such delay, error, or omission not occurred, provided that any error or omission is rectified as soon as reasonably practical.

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

                                   ARTICLE XVI
                           AMENDMENTS AND ALTERATIONS

         This Agreement may be changed, altered, or amended as the parties may agree, provided such change, alteration, or amendment is evidenced in writing or by endorsement executed by the Company and the Reinsurer and provided further that any such change, alteration or amendment has been previously filed for approval with the Superintendent of the New York Insurance Department for his review and non-objection thereto.

                                  ARTICLE XVII
                                ACCESS TO RECORDS

         Provided the Reinsurer gives at least fifteen (15) days prior written notice, it or its designated representatives, provided such representatives are reasonably acceptable to the Company, shall have the right to inspect at any reasonable time, in the office of the Company where the files are located, all records of the Company that pertain in any way to this Agreement; the Reinsurer's right of inspection shall survive expiration or cancellation of this Agreement, so long as any claim or premium matters remain outstanding.

         All non-public information provided in the course of the inspection shall be kept confidential by the Reinsurer as against third parties, except as respects any obligation to do so by law or contract.

                                  ARTICLE XVIII
                              RESERVES AND FUNDING

A. Reinsurer hereby agrees to establish reserves for the policies relating to the Subject Business being reinsured under this Agreement in accordance with the requirements of Article 69 of the New York Insurance Laws. With respect to the Subject Business, the Company agrees that, when it files with the Insurance Department or sets up on its books

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         reserves  for  losses  (including  loss  and loss  expense  paid by the
         Company but not recovered from the Reinsurer, and loss and loss expense reported and outstanding) and unearned premium, which it is required by law to set up, it shall forward to the Reinsurer a statement showing the proportion of such reserves applicable to it.

B. The Reinsurer shall take all steps necessary to comply with the provisions of Article 69 of the New York Insurance Laws and all applicable laws and regulations so as to permit the Company to obtain full credit on its statutory financial statements for the reinsurance provided by this Agreement in all applicable jurisdictions, including, without limitation, compliance with Section 6906 of the New York Insurance Law, to the extent credit is not otherwise available under applicable law or regulations. It is understood and agreed that any term or condition required by such law or regulation to be included in this Agreement for the Company to receive financial credit for the reinsurance provided by this Agreement shall be deemed to be incorporated in this Agreement by reference.

C. If the Company is unable to take credit on its statutory statements for the reinsurance provided by this Agreement, the Reinsurer will post security in the form of a Letter of Credit and/or Trust Account in an amount and in a form which will entitle the Company to obtain such credit under the New York insurance laws and regulations.

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                                   ARTICLE XIX
                                   INSOLVENCY

         In the event of the insolvency of the Company and the appointment of a liquidator, receiver, conservator or statutory successor, reinsurance due under this Agreement shall be payable with reasonable provision for verification, on the basis of the liability of the Company resulting from claims allowed against the Company by any court of competent jurisdiction or by any liquidator, receiver, conservator or statutory successor having authority to allow such claims without diminution because of such insolvency or because such liquidator, receiver, conservator or statutory successor has failed to pay all or a portion of any claims.

         Payments by the Reinsurer as set forth above shall be made directly and exclusively to the Company or to its liquidator, receiver, conservator or statutory successor except as provided by subsection (a) of section 4118 of New York Insurance Law or except (a) where this Agreement specifies another payee in the event of the insolvency, or (b) the Reinsurer, with the consent of the direct insureds, has assumed such policy obligations of the Company as direct obligations to the payees under such policies in substitution for the obligations of the Company to such payees.

         In the event of the insolvency of the Company, the liquidator, receiver, conservator or statutory successor shall give written notice of the pendency of a claim against the Company under policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer has the right but not the duty to investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at its own expense, any defense or defenses that it may deem available to the Company, or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer will be chargeable against the Company, subject to court approval, against the insolvent Company as part of the expense of

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liquidation  to the extent of a  proportionate  share of the  benefit  which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company. Should the Company go into liquidation or should a receiver be appointed, the Reinsurer will be entitled to exercise any offset rights specifically provided by this Agreement and to offset any other sums permitted under applicable law.

                                   ARTICLE XX
                                   ARBITRATION

         Any and all disputes or other matter in question relating to this Agreement, including its formation, interpretation and performance or breach of this Agreement, whether the dispute arises before or after the termination of this Agreement, shall be resolved by a panel of three arbitrators and such arbitration shall be initiated at the written request of either party within a reasonable time after dispute has arisen.

         The members of the panel shall be US citizens and shall be active or retired disinterested officers of insurance or reinsurance companies.

         An arbitrator shall be chosen by each party and the two so chosen shall choose the third. If either party fails to appoint an arbitrator within thirty
(30) days of being requested to do so by the other party, the requesting party may choose both arbitrators who shall choose the third. In the event the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment each of them shall name five, of whom the other shall decline four and the decision shall be made by drawing lots.

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

         The party  requesting  arbitration  shall submit its case within thirty
(30) days of the selection of the third arbitrator and the respondent shall submit its case thirty (30) days thereafter or as otherwise extended by the arbitration panel. The panel shall make its decision with regard to the custom and practice of the applicable insurance and reinsurance business. The panel shall not be obligated to follow all judicial formalities and may abstain from following the strict rules of evidence and procedure except to the extent required by governing law.

         Each party shall bear the expenses of the arbitrator it selected and shall share equally with the other in the expenses of the third arbitrator and the arbitration. The panel shall issue its decision as promptly as possible following the completion of a hearing, if there is one, but in no event may punitive damages be awarded. The majority decision of the arbitrators shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the panel in any court having jurisdiction thereof. In no event will the panel award punitive, exemplary or enhanced compensatory damages.

         The arbitration shall take place in New York, New York.

                                   ARTICLE XXI
                             RATING OF THE REINSURER

         If the Reinsurer is downgraded by Standard and Poor's or Moody's Investors Service (a "Downgrade") and as a result of such Downgrade, the Company is receiving less financial credit from a rating agency with respect to the reinsurance provided by this agreement than it did prior to the Downgrade, the parties will work together and take reasonable steps to ensure that the Company receives financial credit for the reinsurance from the applicable rating agency to the same extent as it did prior to the Downgrade.

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

                                  ARTICLE XXII
                           COVENANTS OF THE REINSURER

The Reinsurer hereby covenants that it:

    A. has and shall maintain surplus to policyholders of at least thirty-five million dollars (US $35,000,000);

    B. shall establish and maintain the reserves required in Section 6903 of New York's Insurance Laws or any or any succeeding statutory provision, as such may be amended, modified or interpreted from time to time in any regulation, bulletin or opinion promulgated by the New York Department of Insurance;

    C. shall comply with the provisions of Section 6904(c) of New York's Insurance Laws (except that the maximum total exposures reinsured net of retrocessions and collateral shall be one-half of that permitted for a New York financial guaranty insurance corporation thereunder);

    D. for so long as the Reinsurer is either a parent of the insurer, another subsidiary of the parent of the insurer, or a subsidiary of the insurer (Section 6904(d) of New York's Insurance Laws provides that direct or indirect ownership interests of fifty percent or more shall be deemed a parent/subsidiary relationship), the aggregate of all risks assumed by the Reinsurer shall not exceed ten percent of the Company's exposures, net of retrocessions and collateral;

    E. in the event that the Reinsurer is an Affiliate of the Company, shall not assume a percentage of the Company's total exposures insured net of retrocessions and collateral in excess of its percentage of equity interest in the Company; and

    F.   assumes,  together with all other  reinsurers of the Company subject to
         Section 6906(a)(2)(F) of New York's Insurance Law, less than fifty percent of the total exposures insured net of collateral remaining after deducting any reinsurance placed with another financial guaranty insurance corporation or an insurer writing only financial guaranty insurance as is or would be permitted by Article 69 of New York's Insurance Law.

                                  ARTICLE XXIII
                                  GOVERNING LAW

         This Agreement shall be governed by and construed according to the internal laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

                                  ARTICLE XXIV
                                    CURRENCY

         The currency to be used for all purposes of this Agreement shall be the currency of the United States of America. And the sign "$" in this Agreement refers to United States of America dollars.

                                   ARTICLE XXV
                        COMMUTATION OF OTHER REINSURANCE

         The Company must give prior written notice to the Reinsurer and the Reinsurer must consent in writing to the commutation of any reinsurance provided by the XLCA/XLFA Treaty with respect to the Subject Business.

                                  ARTICLE XXVI

                                     NOTICE

         All notices (including, without limitation, notices of cancellation, commutations or amendments to policies relating to the Subject Business), requests, demands, approvals and other communications under this Adverse Development Reinsurance Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid or sent by overnight courier or sent by email to an address specified by one party to the other party in writing. Any such notice or other communication shall be deemed given: (a) upon actual delivery if presented personally or sent by overnight delivery or by facsimile transmission or sent by email and (b) three (3) business days following deposit in the United States mail, if sent by certified, registered or express mail, postage prepaid, in each case to the following addresses:

                  If to Company:
                  XL Capital Assurance Inc.
                  1221 Avenue of the Americas, 31st Floor
                  New York, New York 10020
                  Attn: General Counsel
                  Fax: (212) 478-3579

                  If to Reinsurer:

                  XL Reinsurance America Inc.
                  Seaview House
                  70 Seaview Avenue
                  Stamford, CT 06902
                  Attention: General Counsel
                  Fax: (203) 964-5309

                                  ARTICLE XXVII
                                   ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and legal representatives. This Agreement is not assignable except by operation of law or by mutual consent of the parties hereto; such consent not to be unreasonably withheld.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

         Signed at New York, New York

         XL REINSURANCE AMERICA INC.


         By: ____________________________________
         Name Printed: __________________________
         Title: _________________________________



         Signed at New York, New York

         XL CAPITAL ASSURANCE INC.

         By: ____________________________________
         Name Printed: __________________________
         Title: _________________________________

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


                                   Schedule A

                          Schedule of Premium Payments





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